Exhibit 99.1

NEWS RELEASE

Mitel Reports First Quarter Fiscal 2014 Financial Results

Record gross margin; Revenue in line with guidance

OTTAWA, Ontario – August 29, 2013 (GLOBE NEWSWIRE) – Mitel® (Nasdaq: MITL; TSX: MNW), a leading provider of cloud and software-based unified communications and collaboration (UCC) solutions, today announced financial results for the first quarter of fiscal 2014 ended July 31, 2013. All financial results are in U.S. dollars.

“We are pleased to have achieved year-over-year revenue growth and record gross margins in the first quarter,” said Richard McBee, Chief Executive Officer, Mitel. “Our operating results reflect the growing traction of our cloud business as well as the strength of our unified communications software solutions, which serve as the foundation for us to grow in our target markets.”

“During the quarter we completed the acquisition of prairieFyre, our OEM-provider of contact center solutions, for a net cash cost of $20.0 million. The acquisition was accretive during the quarter and we have been pleased with the results to date. We look forward to capitalizing further on the growing market demand for contact centers with a fully integrated solution.”

Fiscal First Quarter 2014 Financial Highlights

•	Revenue for the first quarter of fiscal 2014 was $141.6 million.
•	Gross margin for the first quarter of fiscal 2014 was 56.6%.
•	Adjusted EBITDA for the first quarter of fiscal 2014 was $20.6 million, or 14.5% of revenues.
•	Non-GAAP net income for the first quarter of fiscal 2014 was $9.3 million, or $0.17 per share.
•	Net loss for the first quarter of fiscal 2014 was $3.8 million, or $0.07 per share, diluted.
•	Cash and cash equivalents as of July 31, 2013 were $55.3 million.
•	Operating cash flows for the first quarter of fiscal 2014 were $13.2 million.

Please refer to the GAAP to non-GAAP reconciliation tables in this release and a discussion of the use of non-GAAP measures under the heading, “Non-GAAP Financial Measurements” below.

Business Unit Results

•	Mitel Communications Solutions revenues for the first quarter of fiscal 2014 were $117.9 million. Operating margin for the first quarter of fiscal 2014 was 24%.
•	Mitel NetSolutions revenues for the first quarter of fiscal 2014 were $21.7 million. Operating margin or the first quarter of fiscal 2014 was 21%.

“This quarter we delivered top line growth, record gross margins, strong cash flow from operations and expanded EBITDA margins year-over-year, as a result of our continued commitment to operating a leveraged business model,” said Steve Spooner, Chief Financial Officer, Mitel.

Business Highlights

•

Signed a new partnership agreement with Vidyo to bring video to the cloud by delivering a single integrated HD video and telepresence capability across Mitel’s entire line of UCC products. Through this agreement, Mitel’s global channel partners will be able to offer an end-to-end UCC video conferencing solution.

•

Continued cloud momentum and demand for MiCloud solutions with the completion of multiple new agreements with nation-wide service providers in the U.S. and Canada, including announcements that Windstream, Black Box and RackForce will all offer cloud-based Unified Communications as a Service (UCaaS) powered by Mitel.

•

Ongoing customer demand for Mitel’s core unified communications solutions with the Rock and Roll Hall of Fame deploying Mitel’s cost-effective and cutting edge MiVoice solution across the legendary museum. In addition, the Philadelphia Zoo, the oldest zoo in the U.S., has deployed MiContact Center enabling the organization to expand its contact center operations from five to seven days a week.

Business Outlook

Mitel has set the following financial performance guidance for the second quarter of fiscal year 2014 ending October 31, 2013.

•	Revenue is expected to be in the range of $142 to $148 million.
•	Gross margin percentage is expected to be in the range of 57 to 58 percent.
•

Non-GAAP operating expenses as a percentage of revenue are expected to be in the range of 44.5 to 45.5 percent. Non-GAAP operating expenses include SG&A and R&D expenses but exclude estimated amortization of $6.4 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.1 million.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the first quarter ended July 31, 2013. To access the conference call, dial 800-820-0231. Callers outside the U.S. and Canada should dial 416-640-5926. A replay of the conference call will be available through Monday, September 2, 2013. To access the replay, please dial 888-203-1112 and enter pass code 3811976. Callers outside the U.S. and Canada should dial 647-436-0148 and enter pass code 3811976. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This press release includes references to non-GAAP financial measures including adjusted EBITDA, non-GAAP income and non-GAAP operating expenses. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. We use these non-GAAP financial measures to assist management and investors in understanding our past financial performance and prospects for the future, including changes in our operating results, trends and marketplace performance, exclusive of unusual events or factors which do not directly affect what we consider to be our core operating performance. Non-GAAP measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with generally accepted accounting principles. Please see the reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure attached to this release.

Forward Looking Statements

Some of the statements in this presentation are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. Actual results may differ materially from those presented in forward-looking statements. Material risks that could cause actual results to differ include: our ability to achieve or sustain profitability in the future; fluctuations in our quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability; intense competition; our reliance on channel partners for a significant component of our sales; our dependence upon a small number of outside contract manufacturers to manufacture our products; our ability to successfully implement our restructuring plans; our ability to successfully integrate acquisitions; and, our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K. We have made assumptions regarding, among other things: no unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular; a stable or recovering economic environment; no significant event occurring outside the ordinary course of our business; our ability to successfully implement our restructuring plans; and, stable foreign exchange and interest rates. Forward-looking information is intended to help you understand management’s current views of our future prospects, and it may not be appropriate for other purposes. Except as required by law, Mitel will not necessarily update forward-looking statements.

About Mitel

Mitel® (Nasdaq:MITL) (TSX:MNW) is a global provider of unified communications and collaboration (UCC) software, solutions and services that enable organizations to conduct business anywhere, over any medium with the device of their choice. Through a single cloud-ready software stream, Mitel’s Freedom architecture provides customers in over 100 countries the flexibility and simplicity needed to support today’s dynamic work environment. For more information visit www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy_macleod@mitel.com

Malcolm Brown (industry analysts), 613-592-2122 x71246, malcolm_brown@mitel.com

Cynthia Hiponia and Alice Kousoum (investor relations), 613-592-2122 x71997, investorrelations@mitel.com

MITEL NETWORKS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	July 31, 2013	April 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$55.3	$69.0
Accounts receivable	112.1	123.0
Sales-type lease receivables	14.8	15.4
Inventories	25.5	27.9
Deferred tax asset	16.4	17.2
Other current assets	31.8	32.4

	255.9	284.9
Non-current portion of sales-type lease receivables	16.2	18.7
Deferred tax asset	116.8	119.7
Property and equipment	29.9	30.1
Identifiable intangible assets	61.5	55.9
Goodwill	147.0	132.6
Other non-current assets	15.2	14.5

	$642.5	$656.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$88.6	$101.1
Current portion of deferred revenue	37.6	32.4
Current portion of long-term debt	6.6	6.5

	132.8	140.0
Long-term debt	280.9	281.6
Lease recourse liability	3.9	3.8
Long-term portion of deferred revenue	15.4	14.8
Deferred tax liability	20.0	23.4
Pension liability	56.5	90.5
Other non-current liabilities	18.7	18.3

	528.2	572.4
Shareholders’ equity	114.3	84.0

	$642.5	$656.4

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended July 31, 2013	Quarter Ended July 31, 2012
Revenues	$141.6	$138.5
Cost of revenues	61.4	63.2

Gross margin	80.2	75.3

Expenses:
Selling, general and administrative	56.2	57.9
Research and development	13.8	14.5
Special charges and restructuring costs	5.3	2.0
Loss on litigation settlement	—	0.7

	75.3	75.1

Operating income from continuing operations	4.9	0.2
Interest expense	(6.5)	(4.7)
Other expense	(0.8)	—

Loss from continuing operations, before income taxes	(2.4)	(4.5)
Current income tax recovery (expense)	(2.1)	(2.5)
Deferred income tax recovery (expense)	0.7	5.1

Net loss from continuing operations	(3.8)	(1.9)
Net loss from discontinued operations	—	(0.2)

Net loss	$(3.8)	$(2.1)

Net loss per common share—Basic
From continuing operations	$(0.07)	$(0.04)
From discontinued operations	$—	$—
Net loss per common share—Basic	$(0.07)	$(0.04)
Net loss per common share—Diluted
From continuing operations	$(0.07)	$(0.04)
From discontinued operations	$—	$—
Net loss per common share—Diluted	$(0.07)	$(0.04)
Weighted-average number of common shares outstanding (in millions):
Basic	53.7	53.6
Diluted	53.7	53.6

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended July 31, 2013	Quarter Ended July 31, 2012
Cash provided by (used in):
Net cash provided by operating activities	$13.2	$3.4
Net cash used in investing activities	(24.2)	(3.5)
Net cash used in financing activities	(2.0)	(0.3)
Effect of exchange rate changes on cash balances	(0.7)	(0.8)

Net decrease in cash and cash equivalents	(13.7)	(1.2)

Cash and cash equivalents, beginning of period	69.0	78.7

Cash and cash equivalents, end of period	$55.3	$77.5

Additional information on capital expenditures:
Capital expenditures acquired with cash	1.2	3.5
Capital expenditures financed through capital leases	1.5	1.9

Total capital expenditures	$2.7	$5.4

MITEL NETWORKS CORPORATION

Reconciliation of Net Loss to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended July 31, 2013	Quarter Ended July 31, 2012
Net loss from continuing operations	$(3.8)	$(1.9)
Income tax expense (recovery)	1.4	(2.6)

Net loss from continuing operations, before income taxes	(2.4)	(4.5)

Adjustments:
Foreign exchange loss	0.6	0.2
Special charges and restructuring costs	5.3	2.0
Stock-based compensation	1.1	1.1
Loss on litigation settlement	—	0.7
Amortization of acquisition-related intangibles assets	6.0	5.6
Other	0.4	—

Non-GAAP net income from continuing operations, before income taxes	11.0	5.1
Non-GAAP tax expense(1)	(1.7)	(0.6)

Non-GAAP net income from continuing operations	9.3	4.5
Non-GAAP net loss from discontinued operations	—	(0.4)

Non-GAAP net income	$9.3	$4.1

Non-GAAP net income (loss) per share, diluted:
Non-GAAP net income per common share from continuing operations	$0.17	$0.08
Non-GAAP net loss per common share from discontinued operations	$—	$(0.01)
Non-GAAP net income per common share	$0.17	$0.07
Non-GAAP Weighted-average number of common shares outstanding (in millions):	56.3	56.2

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 15% for the quarter ended July 31, 2013 and 12% for the quarter ended July 31, 2012.

MITEL NETWORKS CORPORATION

Reconciliation of Net Loss to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended July 31, 2013	Quarter Ended July 31, 2012
Net loss	$(3.8)	$(2.1)
Net loss from discontinued operations	—	0.2

Net loss from continuing operations	(3.8)	(1.9)
Adjustments:
Interest expense	6.5	4.7
Income tax expense (recovery)	1.4	(2.6)
Amortization and depreciation	9.1	8.6
Foreign exchange loss	0.6	0.2
Special charges and restructuring costs	5.3	2.0
Stock-based compensation	1.1	1.1
Loss on litigation settlement	—	0.7
Other	0.4	—

Adjusted EBITDA from continuing operations	20.6	12.8
Adjusted EBITDA from discontinued operations(1)	—	(0.4)

Adjusted EBITDA	$20.6	$12.4

(1)	The reconciliation of net loss from discontinued operations to Adjusted EBITDA from discontinued operations for the quarter ended July 31, 2012 consists of an income tax recovery of $0.2.

MITEL NETWORKS CORPORATION

Segmented Information

(in millions of US dollars)

(unaudited)

	Quarter Ended July 31, 2013	Quarter Ended July 31, 2012
Revenues
Mitel Communications Solutions	$117.9	$114.5
NetSolutions	21.7	20.7
Other	2.0	3.3

Total revenues	$141.6	$138.5

Segment income
Mitel Communications Solutions	$28.0	$21.0
NetSolutions	4.5	4.6
Other	0.2	0.5

Total segment income	$32.7	$26.1